CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountant, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 28, 1997 on the financial statements of Kranzco Realty Trust and our report dated November 10, 1997 on the financial statements of Georgia Properties, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-75554 and 33-72076) and on Form S-8 (File Nos 33-56990 and 33-94294).



Philadelphia, Pa.
 November 24, 1997